Exhibit 99.1


     Investor Contact:       Randy Casstevens
                             Chief Financial Officer
                             Krispy Kreme Doughnuts, Inc.
                             336.733.3730

Financial Media Contact:     Robbin E. Moore
                             Investor Relations Director
                             Krispy Kreme Doughnuts, Inc.
                             336.726.8857


                  KRISPY KREME ANNOUNCES THIRD QUARTER EARNINGS
            NET INCOME INCREASES 43.4%; EPS INCREASES 35.3% TO $0.23

Winston-Salem, NC (November 21, 2003) - Krispy Kreme Doughnuts, Inc. (NYSE: KKD) today reported financial results for the three months ended November 2, 2003, the Company's third quarter of Fiscal 2004.

Net income for the third quarter increased 43.4% to $14.5 million compared with $10.1 million in the third quarter of Fiscal 2003. Diluted earnings per share increased to $0.23 in the third quarter compared with $0.17 for the same period in Fiscal 2003.

Total company revenues, which include sales from company stores, franchise operations, Krispy Kreme Manufacturing and Distribution (KKM&D) and Montana Mills rose 31.4% to $169.6 million, compared with $129.1 million in the prior year comparable period. Sales from company stores increased 40.0% to $110.6 million; revenues from franchise operations grew 32.3% to $6.5 million; KKM&D sales increased 12.1% to $50.7 million; and Montana Mills revenues were $1.9 million.

Systemwide sales, including sales of company and franchise stores, advanced 28.6% to $251.2 million in the third quarter compared with $195.3 million in the third quarter of Fiscal 2003. Sales were driven by an increase in company store sales of 40.0% to $110.6 million and an increase in franchise store sales of 20.9% to $140.6 million. Systemwide sales, including Krispy Kreme stores and Montana Mills, increased 29.6% to $253.1 million in the third quarter. On a comparable store basis, systemwide store sales increased 9.5% and company store sales were up 13.3%. Events affecting systemwide comp store sales included Hurricane Isabel, grocery store strikes and unseasonably warm weather in many markets late in the quarter. In the absence of these factors, the Company estimates systemwide comps would have been at least 10% for the quarter.

Net income for the nine months ended November 2, 2003, increased 46.0% to $40.7 million compared with $27.8 million in the same period last year. Diluted earnings per share increased 39.6% to $0.66 in the first nine months of the year from $0.47 per share in the same period a year ago.

Total Company revenues increased 35.3% to $480.1 million compared with $354.8 million for the same period in Fiscal 2003. Sales from company stores increased to $317.2 million, a 39.2% increase; franchise operations increased 25.5% to $17.6 million; KKM&D sales increased 24.8% to $140.9 million and Montana Mills revenues totaled $4.5 million.

Systemwide sales, including company and franchise stores, increased 26.9% to $717.5 million from $565.3 million for the same period in Fiscal 2003. This increase was a result of growth in company store sales of 39.2% to $317.2 million and an 18.7% increase in franchise store sales to $400.4 million. Systemwide sales, including Krispy Kreme stores and Montana Mills, advanced 27.7% to $722.0 million.

"Our business momentum continues and our third quarter results reflect our focus on opening new stores, establishing strong off-premises relationships and gaining greater market share," said Scott Livengood, Chairman, President and Chief Executive Officer. "Our fundamentals remain very strong and we delivered solid results in an active quarter. Despite weather related issues and the grocery store strike that impacted several of our markets, we produced systemwide sales of $253 million and grew net income by 43%. I am very pleased with these results."

During the quarter, 27 new Krispy Kreme factory stores were opened in ten new markets. The Company opened its first factory store in Europe, located in the world-renowned department store, Harrods of Knightsbridge, London. Other new markets entered included Lansing, MI, Evansville and South Bend, IN, Hattiesburg, MS, Chico and Visalia, CA, Boise, ID, and Lubbock and Laredo, TX. This brings the total number of stores at the end of the third quarter to 326. Additionally, during the quarter the Company opened eight satellite units consisting of six fresh shops and two doughnut and coffee shops.

Subsequent to quarter end, the Company opened six new Krispy Kreme factory stores and three satellite stores consisting of two fresh shops and one doughnut and coffee shop. Also, the Company opened its first commissary in Mexico City, Mexico. Krispy Kreme Mexico, S. de R.L. de C. V., the Company's franchisee in Mexico, will develop 20 stores over the next six years throughout Mexico.

Commenting on the Company's outlook, Livengood said, "The momentum generated by store openings, our broadening platform and growth in both our stores and off-premises give me great confidence for this year and the years to come."

Based on its latest review of factory store and satellite development plans, the Company now expects Fiscal 2004 store openings will range between 92 and 97, exceeding the previous guidance of 87 that included 77 factory stores and 10 satellites. The Company expects to earn $0.26 per fully diluted share in the fourth quarter of Fiscal 2004 and $0.92 for all of Fiscal 2004, including the $0.01 positive impact of the arbitration settlement recorded in the first quarter of Fiscal 2004. Additionally, the Company affirmed its previously announced goal for systemwide comparable sales of 10% for the fiscal year; systemwide comp store sales in the fourth quarter are expected to be slightly above or below 10%.

Based on the performance in the first nine months of Fiscal 2004, the Company today established a new long-term operating margin target for its Franchise Operations segment. The three to five year target for franchise operating income as a percent of franchise revenue was increased from 70% to a range between 75% and 85%.

Additionally, the Company announced the appointment of Robert S. McCoy, Jr. to its Board of Directors. McCoy, the former Chief Financial Officer of Wachovia Corporation before the transaction with First Union, is an independent director appointed to fill the vacancy created by the resignation of Erskine Bowles. McCoy, who recently retired from Wachovia Corporation after leading its integration efforts with First Union, was appointed Chairman of the Company's Audit Committee and will serve as the financial expert.

"We are delighted to have someone with Bob McCoy's business acumen and expertise joining our board," said Livengood. "We look forward to his contributions as we continue to expand the Krispy Kreme brand."

The Company will hold a conference call today at 9:00 a.m. Eastern Time, which will be hosted by Scott Livengood, Chairman, President and Chief Executive Officer, John Tate, Chief Operating Officer and Randy Casstevens, Chief Financial Officer. The call will be broadcast live over the Internet and can be accessed at the Investor Relations page at www.krispykreme.com. A replay of the call will be available until 5:00 p.m. Eastern Time, November 28, 2003 by calling 800.297.0781 (domestic) or 402.220.3826 (international), and entering passcode 1564.

Founded in 1937 in Winston-Salem, North Carolina, Krispy Kreme is a leading branded specialty retailer of premium quality doughnuts, including the Company's signature Hot Original Glazed. Krispy Kreme currently operates 333 stores in 42 U.S. states, Canada, the United Kingdom and Australia. An estimated 7.5 million Krispy Kreme doughnuts are made everyday and more than 2.7 billion are produced each year. Krispy Kreme can be found on the World Wide Web at www.krispykreme.com.

                                      # # #

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are its dependence on franchisees to execute its store expansion strategy, supply issues, competition and numerous other factors discussed in Krispy Kreme's periodic reports, proxy statement and other information statements filed with the Securities and Exchange Commission.


                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                  For the Third Quarter Ended November 2, 2003
             (All dollar amounts in thousands except per share data)
                                   (Unaudited)

                                                               Quarter Ended
                                                  November 2, 2003       November 3, 2002       $ Change          % Change
                                                --------------------------------------------------------------------------------
Total revenues                                              $ 169,629              $ 129,130           $ 40,499           31.4%
Operating expenses                                            129,229                100,295             28,934           28.8%
General and administrative expenses                             9,400                  7,429              1,971           26.5%
Depreciation and amortization expenses                          4,964                  3,403              1,561           45.9%
                                                ----------------------------------------------------------------
Income from operations                                         26,036                 18,003              8,033           44.6%
Interest income                                                   222                    511               (289)         -56.6%
Interest expense                                                1,312                    653                659          100.9%
Loss from joint ventures                                           33                    819               (786)         -96.0%
Minority interest in consolidated
  joint ventures                                                  455                    352                103           29.3%
Other expenses                                                    302                    218                 84           38.5%
                                                ----------------------------------------------------------------
Income before income taxes                                     24,156                 16,472              7,684           46.6%
Provision for income taxes                                      9,634                  6,347              3,287           51.8%
                                                ----------------------------------------------------------------
Net income                                                   $ 14,522               $ 10,125            $ 4,397           43.4%
                                                ----------------------------------------------------------------

Diluted earnings per share                                     $ 0.23                 $ 0.17             $ 0.06           35.3%
Diluted shares outstanding                                     63,136                 59,575              3,561            6.0%


Segment Information

Revenues
Company store operations                                    $ 110,573               $ 78,991           $ 31,582           40.0%
Franchise operations                                            6,536                  4,941              1,595           32.3%
KKM&D                                                          50,653                 45,198              5,455           12.1%
Montana Mills                                                   1,867                      -              1,867               -
                                                ----------------------------------------------------------------
Total revenues                                              $ 169,629              $ 129,130           $ 40,499           31.4%
                                                ----------------------------------------------------------------

Operating Income
Company store operations                                     $ 20,309               $ 13,886            $ 6,423           46.3%
Franchise operations                                            5,324                  3,723              1,601           43.0%
KKM&D                                                          10,941                  8,225              2,716           33.0%
Montana Mills                                                    (723)                     -               (723)              -
Unallocated general and administrative
  expenses                                                     (9,815)                (7,831)            (1,984)          25.3%
                                                ----------------------------------------------------------------
Total operating income                                       $ 26,036               $ 18,003            $ 8,033           44.6%
                                                ----------------------------------------------------------------

Operating Margins
Company store operations                                        18.4%                  17.6%               0.8%
Franchise operations                                            81.5%                  75.4%               6.1%
KKM&D                                                           21.6%                  18.2%               3.4%
Montana Mills                                                  -38.7%                      -             -38.7%
Unallocated general and administrative
  expenses                                                       5.8%                   6.1%              -0.3%
Total operating income                                          15.3%                  13.9%               1.4%

Depreciation and Amortization Expenses
Company store operations                                      $ 3,625                $ 2,282            $ 1,343           58.9%
Franchise operations                                               43                     41                  2            4.9%
KKM&D                                                             752                    678                 74           10.9%
Montana Mills                                                     128                      -                128               -
Corporate administration                                          416                    402                 14            3.5%
                                                ----------------------------------------------------------------
Total depreciation and amortization
  expenses                                                    $ 4,964                $ 3,403            $ 1,561           45.9%
                                                ----------------------------------------------------------------


Systemwide Sales
Company stores                                              $ 110,573               $ 78,991           $ 31,582           40.0%
Franchise stores                                              140,613                116,323             24,290           20.9%
                                                ----------------------------------------------------------------
Total Krispy Kreme stores                                     251,186                195,314             55,872           28.6%
Montana Mills stores                                            1,867                      -              1,867               -
                                                ----------------------------------------------------------------
Total                                                       $ 253,053              $ 195,314           $ 57,739           29.6%
                                                ----------------------------------------------------------------

Comparable Store Sales
Company stores                                                  13.3%
Systemwide                                                       9.5%



                          Krispy Kreme Doughnuts, Inc.
                            Summary Financial Results
                   For the Nine Months Ended November 2, 2003
             (All dollar amounts in thousands except per share data)
                                   (Unaudited)

                                                              Nine Months Ended
                                                   November 2, 2003       November 3, 2002       $ Change           % Change
                                                 ---------------------------------------------------------------------------------
Total revenues                                               $ 480,079              $ 354,815          $ 125,264            35.3%
Operating expenses                                             365,414                277,144             88,270            31.8%
General and administrative expenses                             27,362                 21,641              5,721            26.4%
Depreciation and amortization expenses                          13,768                  8,561              5,207            60.8%
Arbitration Award                                                 (525)                     -               (525)               -
                                                 ----------------------------------------------------------------
Income from operations                                          74,060                 47,469             26,591            56.0%
Interest income                                                    664                  1,702             (1,038)          -61.0%
Interest expense                                                 3,175                  1,161              2,014           173.5%
Loss from joint ventures                                         1,529                    999                530            53.1%
Minority interest in consolidated joint
  ventures                                                       1,687                  1,476                211            14.3%
Other expenses                                                     670                    368                302            82.1%
                                                 ----------------------------------------------------------------
Income before income taxes                                      67,663                 45,167             22,496            49.8%
Provision for income taxes                                      27,000                 17,323              9,677            55.9%
                                                 ----------------------------------------------------------------
Net income                                                    $ 40,663               $ 27,844           $ 12,819            46.0%
                                                 ----------------------------------------------------------------

Diluted earnings per share (1)                                  $ 0.66                 $ 0.47             $ 0.19            39.6%
Diluted shares outstanding                                      61,975                 59,203              2,772             4.7%


Segment Information

Revenues
Company store operations                                     $ 317,158              $ 227,919           $ 89,239            39.2%
Franchise operations                                            17,555                 13,983              3,572            25.5%
KKM&D                                                          140,885                112,913             27,972            24.8%
Montana Mills                                                    4,481                      -              4,481                -
                                                 ----------------------------------------------------------------
Total revenues                                               $ 480,079              $ 354,815          $ 125,264            35.3%
                                                 ----------------------------------------------------------------

Operating Income
Company store operations                                      $ 61,969               $ 39,593           $ 22,376            56.5%
Franchise operations                                            13,721                 10,525              3,196            30.4%
KKM&D                                                           27,824                 20,176              7,648            37.9%
Montana Mills                                                   (1,408)                     -             (1,408)               -
Unallocated general and administrative
  expenses                                                     (28,571)               (22,825)            (5,746)           25.2%
Arbitration Award                                                  525                      -                525                -
                                                 ----------------------------------------------------------------
Total operating income                                        $ 74,060               $ 47,469           $ 26,591            56.0%
                                                 ----------------------------------------------------------------

Operating Margins
Company store operations                                         19.5%                  17.4%               2.1%
Franchise operations                                             78.2%                  75.3%               2.9%
KKM&D                                                            19.7%                  17.9%               1.8%
Montana Mills                                                   -31.4%                      -             -31.4%
Unallocated general and administrative
  expenses                                                        6.0%                   6.4%              -0.4%
Arbitration Award                                                 0.1%                      -               0.1%
Total operating income                                           15.4%                  13.4%               2.0%

Depreciation and Amortization Expenses
Company store operations                                       $ 9,900                $ 6,276            $ 3,624            57.7%
Franchise operations                                               129                     67                 62            92.5%
KKM&D                                                            2,233                  1,034              1,199           116.0%
Montana Mills                                                      295                      -                295                -
Corporate administration                                         1,211                  1,184                 27             2.3%
                                                 ----------------------------------------------------------------
Total depreciation and amortization
  expenses                                                    $ 13,768                $ 8,561            $ 5,207            60.8%
                                                 ----------------------------------------------------------------

Systemwide Sales
Company stores                                               $ 317,158              $ 227,919           $ 89,239            39.2%
Franchise stores                                               400,362                337,391             62,971            18.7%
                                                 ----------------------------------------------------------------
Total Krispy Kreme stores                                      717,520                565,310            152,210            26.9%
Montana Mills stores                                             4,481                      -              4,481                -
                                                 ----------------------------------------------------------------
Total                                                        $ 722,001              $ 565,310          $ 156,691            27.7%
                                                 ----------------------------------------------------------------

Comparable Store Sales
Company stores                                                   14.7%
Systemwide                                                       10.6%


(1) In the fourth quarter of fiscal 2003, the Company accrued a pre-tax charge of $9,075 related to an arbitration award against the Company, which was discussed in the Company's Form 8-K filing dated February 10, 2003. In the first quarter of fiscal 2004, the Company paid $8,550 to settle the award. Diluted earnings per share for the nine months ended November 2, 2003 of $.66 includes the effect of the reversal of the remaining accrual, $525. Excluding the effect of the reversal of this accrual, operating income for the nine months ended November 2, 2003 would have been $73,535 and the operating income margin would have been 15.3%. After applying the effective tax rate of 39.9% to the $525 accrual reversal, net income for the nine month period would have been $40,347, a 44.9% increase over the prior year quarter and diluted earnings per share would have been $.01 less than the reported $.66.


                          Krispy Kreme Doughnuts, Inc.

                      Condensed Consolidated Balance Sheets
           As of November 2, 2003, August 3, 2003 and February 2, 2003
                        (All dollar amounts in thousands)
                                   (Unaudited)


                                       November 2,  August 3,                              February 2,
                                         2003         2003     $ Change           % Change    2003      $ Change      % Change
Cash and investments                   $  39,287   $  28,254   $  11,033            39.0%  $ 59,523    $ (20,236)      -34.0%
Receivables                               62,454      59,790       2,664             4.5%    46,319       16,135        34.8%
Inventories                               29,717      29,240         477             1.6%    24,365        5,352        22.0%
Property and equipment, net              262,975     240,784      22,191             9.2%   202,558       60,417        29.8%
Investments in unconsolidated
  joint ventures                          14,321      12,688       1,633            12.9%     6,871        7,450       108.4%
Other assets                             220,677     191,216      29,461            15.4%    70,851      149,826       211.5%
                                       ----------------------------------                  ----------------------
Total assets                           $ 629,431   $ 561,972   $  67,459            12.0%  $410,487    $ 218,944        53.3%
                                       ==================================                  ======================


Payables                               $  30,337   $  26,453   $   3,884            14.7%  $ 25,430    $   4,907        19.3%
Accrued expenses                          21,764      24,201      (2,437)          -10.1%    30,056       (8,292)      -27.6%
Debt                                     132,450     124,091       8,359             6.7%    61,389       71,061       115.8%
Other long-term obligations               16,692      24,800      (8,108)          -32.7%    20,260       (3,568)      -17.6%
Shareholders' equity                     428,188     362,427      65,761            18.1%   273,352      154,836        56.6%
                                       ----------------------------------                  ----------------------
Total liabilities and
  shareholders' equity                 $ 629,431   $ 561,972   $  67,459            12.0%  $410,487    $ 218,944        53.3%
                                       ==================================                  ======================




                          Krispy Kreme Doughnuts, Inc.
                                Store Count Recap


                                                                         Factory Stores
-----------------------------------------------------------------------------------------------------------------------------------
                                 Consolidated        Total                               Joint     Total        Total
                     Company          JVs          Company    Associate    AD         Ventures     AD        Franchise       Total
Total End Q2 FY04         83                31        114            52        90            46       136            188       302
                     --------------------------------------------------------------------------------------------------------------

  Open                     5                 5         10             3         3            11        14             17        27
  Closed                  (1)                -         (1)            -        (2)            -        (2)            (2)       (3)
  Transferred              5                 -          5             -        (5)            -        (5)            (5)        -
                     --------------------------------------------------------------------------------------------------------------
  Q3 Net                   9                 5         14             3        (4)           11         7             10        24
                     --------------------------------------------------------------------------------------------------------------
Total End Q3 FY04         92                36        128            55        86            57       143            198       326
                     ==============================================================================================================


                          Krispy Kreme Doughnuts, Inc.
                             Average Sales per Week
                              Dollars in Thousands

                                     FY 2004                       FY 2003
                        -----------------------------------   -----------------
                              Q3                  Q2                  Q3
Company stores               $73.0               $74.4               $76.8

Area Developers              $60.3               $61.2               $63.0

Associates                   $45.9               $48.7               $48.6

Total Franchise              $56.3               $57.3               $57.8

Systemwide                   $62.7               $63.7               $64.7

                          Krispy Kreme Doughnuts, Inc.
                              Total Operating Weeks


                                     FY 2004                         FY 2003
                         ------------------------------------  -----------------
                              Q3                     Q2                 Q3
Company stores              1,536                  1,396               1,107

Area Developers             1,802                  1,617               1,244

Associates                   694                    724                 700

Total Franchise             2,496                  2,341               1,944

Systemwide                  4,032                  3,737               3,051